UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2010

NATIONAL COAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0-26509	65-0601272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8915 George Williams Road

Knoxville, Tennessee 37923

(Address of Principal Executive Offices/Zip Code)

(865) 690-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 —  Entry into a Material Definitive Agreement.

On October 25, 2010, National Coal Corp., a Florida corporation (“National Coal” or the “Company”), entered into a Guaranty with the James C. Justice Companies, Inc. ( “JCJC”), which Guaranty was provided in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated September 27, 2010, by and among National Coal, Ranger Energy Investments, LLC, a Delaware limited liability (“Ranger Energy”), and Ranger Coal Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ranger Energy (“Merger Sub”). Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub and each outstanding share of the Company’s common stock, including shares issuable upon exercise of options prior to the closing, will be converted into the right to receive $1.00 in cash without interest and less any applicable withholding taxes (the “Merger”). JCJC is an affiliate of Ranger Energy and Merger Sub.

Pursuant to the Guaranty, JCJC has agreed to perform or satisfy, or cause Ranger Energy or one or more of JCJC’s other affiliated or related entities to perform or satisfy, Ranger Energy’s obligation to deposit the merger consideration with the disbursing agent pursuant to the terms of the Merger Agreement if, as and when such obligation becomes due, which funds are to be paid to our shareholders upon consummation of the Merger. Under no circumstances will the aggregate liability of JCJC under the Guaranty exceed $9,000,000. JCJC’s obligations under the Guaranty will continue until the Merger Agreement is terminated or the obligation to deposit the merger consideration with the disbursing agent is otherwise satisfied.

The description contained in this Item 1.01 of certain terms of the Guaranty is qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached hereto as Exhibit 10.1.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, National Coal has filed a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF NATIONAL COAL ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY NATIONAL COAL WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by National Coal with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of National Coal may obtain free copies of the documents filed with the SEC by contacting National Coal at 8915 George Williams Rd., Knoxville, TN 37923. You may also read and copy any reports, statements and other information filed by National Coal with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC or visit the SEC’s website for further information on its public reference room.

National Coal, Ranger Energy and their executive officers and directors may be deemed to be participants in the solicitation of proxies from National Coal’s shareholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of shareholders generally. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 9.01 –	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Guaranty dated October 25, 2010, between James C. Justice Companies, Inc. and National Coal Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COAL CORP.

Date: October 26, 2010	By:	/S/ DANIEL A. ROLING
Daniel A. Roling
Chief Executive Officer and President

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